EXHIBIT 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax

December 3, 2021

VIA ELECTRONIC MAIL

Sidus Space, Inc.

150 N. Sykes Creek Pkwy.

Suite 1200

Merritt Island, FL 32953

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Sidus Space, Inc. (the “Company”) in connection with its registration statement on Form S-1 (File No. 333-261288), as amended (the “Registration, Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the proposed public offering of 3,000,000 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock, (ii) the resale of 200,000 shares (the “Resale Shares”) of the Company’s Common Stock held by certain selling stockholders named therein and (iii) warrants to be issued by the Company to the underwriters of the Company named in the Registration Statement to purchase up to 7% of the number of shares of Common Stock sold in the offering (excluding shares of Common Stock sold to cover over-allotments, if any) (the “Underwriters’ Warrants”) upon the closing of the public offering pursuant to which the Registration Statement relate. The Shares will be sold by the Company pursuant to an underwriting agreement to be entered into by and between the Company and Boustead Securities, LLC as the representative of the several underwriters to be named therein (the “Agreement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

In connection with this opinion, we have reviewed and relied upon the following:

•	the Registration Statement and the related prospectus included therein;
•	the form of Agreement;
•	the form of the Underwriters’ Warrants;
•	The Amended and Restated Certificate of Incorporation of the Company, as amended and in effect on the date hereof;
•	The Bylaws of the Company in effect on the date hereof;
•

the resolutions of the Board of Directors of the Company authorizing/ratifying the execution and delivery of the Agreement, the issuance and sale of the Shares, the issuance of the Underwriters’ Warrants, the issuance of the Resale Shares, the preparation and filing of the Registration Statement, and other actions with regard thereto; and

•	such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

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Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.

Following (i) execution and delivery by the Company of the Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the resolutions, the Shares will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable.

2.

The Resale Shares have been duly authorized by all requisite corporate action on the part of the Company under the General Corporation Law of the State of Delaware (the “DGCL”) and are validly issued, fully paid and non-assessable.

3.

The Underwriters’ Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, provided that the Underwriters’ Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Underwriters’ Warrants, when issued and sold as contemplated in the Registration Statement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.

The shares of Common Stock issuable upon exercise of the Underwriters’ Warrants (the “Warrant Shares” and together with the Underwriters’ Warrants, the Shares and the Resale Shares, the “Securities”) have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Warrant Shares are delivered to and paid for in accordance with the terms of the Underwriters’ Warrants and when evidence of the issuance thereof is duly recorded in the Company's books and records, the Warrant Shares will be validly issued, fully paid and non-assessable.

We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

We express no opinion as to matters governed by any laws other than the DGCL. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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